UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017 (December 27, 2017)

Technovative Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-175148	38-3825959
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 701, 7/F, Tower 2, Silvercord, 30 Canton Rd, Tsim Sha Tsui, KLN, Hong Kong

(address of principal executive offices) (zip code)

+852-2162 7529

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Share Transfer Agreement

Technovative Group, Inc. (the “Company”) has entered into a Share Transfer Agreement (the “Agreement”) on December 27, 2017 (the “Execution Date”), with Wu Ji Sun, Tan Hong Liang, Su Mao Ling and Liang Song Hai (each a “Shareholder” and together, “Shareholders”), the Shareholders holding in the aggregate 100% of the equity interest in Guangzhou City Hedu Information Technology Co., Ltd (or, 广州市合度信息技术有限责任公司), a PRC incorporate company (the “Target Company”). The Target Company is a company specialized in financial technology, blockchain and big data analytics technologies. The Company intended to enter into a series of contractual arrangements (the “VIE Agreements”), through its wholly owned foreign entity, Zhike (Shenzhen) Marketing Technology Co., Ltd (“Zhike”), with the Target Company, and the Shareholders, which would provide Zhike with control over the Target Company’s business affair and economic interest. The Company, via Zhike, also intended to enter into a Loan Agreement with Wu Ji Sun (the “Loan Agreement”). Pursuant to the Agreement, the Company has agreed to issue to the Shareholders in the aggregate, up to 41,815,880 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) (the “Shares”) subject to customary adjustments, representing up to 40% of the Company’s issued and outstanding Common Stock, valued at $4,185,880 in an aggregate (the “Share Issuance”), as an inducement for the Shareholders to enter into the VIE Agreements and the Loan Agreement. All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

Four Installments

The Shares will be issued in four installments (each, the “Each Installment Shares”) pro rata to the holding positions of the Shareholders as of the Execution Date and subject to the terms and conditions of the Agreement.

The Company will issue the First Installment Shares of 26,134,925 shares to the Shareholders provided that Zhike, the Target Company, and the Shareholders shall enter into the VIE Agreements within 15 days after the Execution Date. The Shareholders and the Company shall complete the VIE Agreement registration as soon as practicable no later than 30 days after the issuance of the First Installment Shares.

If the Target Company achieves gross revenue of not less than RMB 2.36 million in the fiscal year ending December 31, 2017 as reflected on the consolidated (audited) financial statements for the same period, the Company will issue a Second Installment Shares to the Shareholders in the amount of 5,226,985 shares of Common Stock within 120 days after the completion of such annual audit.

If the Target Company achieves gross revenue of not less than RMB13.2 million in the fiscal year ending December 31, 2018 as reflected on the consolidated (audited) financial statements for the same period, the Company shall issue a Third Installment to the Shareholders in the aggregate of 5,226,985 shares of Common Stock within 120 days after the completion of such annual audit.

If the Target Company achieves gross revenue of not less than RMB36.2 million in the fiscal year ending December 31, 2019 as reflected on the consolidated (audited) financial statements for the same period, the Company shall issue a Fourth Installment to the Shareholders in the aggregate of 5,226,985 shares of Common Stock within 120 days after the completion of such annual audit.

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Claw Backs

In the event the Target Company fails to achieve RMB13.2 million of revenue for the fiscal year ending December 31, 2018 as reflected on the consolidated (audited) financial statements dating December 31, 2018, the Shareholders shall, within 120 days after the completion of such annual audit, return an aggregate of 16,800,00 shares (and each Shareholder shall return such numbers of shares pro rata to the holding positions of the Shareholders as of the Execution Date) of the Company’s Common Stock to the Company for cancellation.

Piggyback Registration Rights

The Shareholders shall have the right for a period of not more than two years after the issuance of Each Installment Shares, to include no more than 25% of the Shares in the aggregate that the Shareholders shall have received from the Company as part of any other registration of securities filed by the Company subject to certain limitations pursuant to the Agreement.

The foregoing is a summary of the terms of the Agreement and is qualified in its entirety by the Agreement which is attached hereto and incorporated herein as Exhibit 10.1.

Contractual Arrangements via Zhike

On December 27, 2017, the Company, via Zhike, has executed the VIE Agreements with the Target Company and the Shareholders, and the Loan Agreement with Wu Ji Sun. As such, the Target Company has become a variable interest entity of the Company via Zhike as of December 27, 2017. The VIE Agreements include the following agreements, as well as an additional Loan Agreement.

Power of Attorney. Through a series of power of attorney, each Shareholder of our VIE Agreements irrevocably authorizes the Company, or any person(s) designated by the Company, to act as its attorney-in-fact to exercise all of such Shareholder’s voting and other rights associated with the Shareholder’s equity interest in our variable interest entity, including but not limited to, the right to attend shareholder meetings on behalf such Shareholder, the right to appoint legal representatives, directors, supervisors and chief executive officers and other senior management, and the right to sell, transfer, pledge and dispose of all or a portion of the shares held by such Shareholder. The power of attorney is irrevocable and remains in force continuously upon execution.

Equity Pledge Agreement. Zhike and the Shareholders of the Target Company have entered into an equity pledge agreement (the “Equity Pledge Agreement”). Pursuant to these equity pledge agreements, each Shareholder of our variable interest equities has pledged all of his, her or its respective equity interest in our variable interest entity to Zhike to guarantee the performance by such Shareholder and our variable interest entity of its respective obligation under the exclusive business cooperation agreement, the power of attorney, the Loan Agreement, the exclusive option agreement, and any amendment, supplement or restatement to such agreements. If our variable interest entity or any of its Shareholders breach any obligations under these agreements, Zhike, as pledgee, will be entitled to dispose of the pledged equity and have priority to be compensated by the proceeds from the disposal of the pledged equity. Each of the Shareholders of variable interest entity agrees that before his, her or its obligations under the contractual arrangements are discharged, he, she or it will not dispose of the pledged equity interests, create or allow any encumbrance on the pledged equity interests, which may result in the change of the pledged equity that may have adverse effects on the pledgee's rights under these agreements without the prior written consent of Zhike. These equity pledge agreements will remain effective until our variable interest entity and the Shareholders discharge all their respective obligations under the contractual arrangements.

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Exclusive Option Agreements. Zhike, the Shareholders of the Target Company, have entered into an exclusive option agreement (“Exclusive Option Agreement”) with our variable interest entity, the Target Company. Pursuant to the Exclusive Option Agreement, the Shareholders of our variable interest entity have irrevocably granted Zhike or any third party designated by Zhike an exclusive option to purchase all or part of their respective equity interests in our variable interest entity. The purchase price shall be RMB 10. Without Zhike’s prior written consent, our variable interest entity shall not, among other things, amend their articles of association, increase or decrease the registered capital, sell, dispose of or set any encumbrance on their assets, business or revenue, enter into any material contract outside the ordinary course of business, merge with any other persons or make any investments, distribute dividends, or enter into any transactions which have material adverse effects on their business. The Shareholders of our variable interest entity also jointly and severally undertake that they will not transfer, gift or otherwise dispose of their respective equity interests in our variable interest entity to any third party or create or allow any encumbrance on their equity interests within the term of these agreements. These agreements will remain effective until Zhike and/or any third party designated by Zhike has acquired all equity interests of our variable interest entity from the Shareholders.

Loan Agreement. Pursuant to the Loan Agreement between Zhike, and Wu Ji Sun, entered into on December 27, 2017, Zhike made an interest-free loan in the amount of RMB10,000 to Wu Ji Sun. The term of this loan is ten (10) years from the date of the Loan Agreement. Zhike and Wu Ji Sun agree and acknowledge that repayment is at the sole discretion of Zhike and may at Zhike’s option take the form of Wu Ji Sun’s transferring the borrower equity Interest in whole to Lender or Lender's designated persons (legal or natural persons) pursuant to Zhike’s exercise of its right to acquire the borrower equity interest under the Exclusive Option Agreement.

The foregoing is a summary of the terms of the VIE Agreements and is qualified in its entirety by the VIE Agreements which are attached hereto and incorporated herein as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 3.02. Upon closing of the above-referenced Acquisition Transaction, all of the securities to be issued pursuant to the Agreement will be offered and issued in reliance upon the exemption from registration pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation S promulgated thereunder.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description
10.1	Share Transfer Agreement dated December 27, 2017, between Technovative Group, Inc. and Wu Ji Sun, Tan Hong Liang, Su Mao Ling and Liang Song Hai
10.2	Loan Agreement dated December 27, 2017, between Zhi Ke (ShenZhen) Corporate Marketing Co., Ltd. and Wu Ji Sun
10.3	Exclusive Business Cooperation Agreement dated December 27, 2017, between Zhi Ke (ShenZhen) Corporate Marketing Co., Ltd., and Guangzhou City Hedu Information Technology Co., Ltd.
10.4	Exclusive Option Agreement dated December 27, 2017, between Zhi Ke (ShenZhen) Corporate Marketing Co., Ltd; Wu Ji Sun, Tan Hong Liang, Su Mao Ling, Liang SongHai; and Guangzhou City Hedu Information Technology Co., Ltd.
10.5	Equity Pledge Contract dated December 27, 2017 by and amongst, Wu Ji Sun, Tan Hong Liang, Su Mao Ling, Liang SongHai; and Zhi Ke (ShenZhen) Corporate Marketing Co., Ltd.
10.6	Power of Attorney signed by Wu Ji Sun dated December 27, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the re gistrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2017	Technovative Group, Inc

	By:	/s/ Lin Kuan Liang Nicolas
Name: Lin Kuan Liang Nicolas
Title: President

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